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                                                                    EXHIBIT 10.1


                                 ADDENDUM TO THE

                              EMPLOYMENT AGREEMENT

                                       OF

                                DANIEL L. MANACK


         THIS AMENDMENT is made this 1st day of May, 1999, by and between HARBINGER CORPORATION, a Georgia corporation (the "Company"), and Daniel L. Manack (the "Executive").

         A. Purpose. The Executive is now employed by the Company pursuant to an Employment Agreement dated December 4, 1996 (the "Agreement") and the Company desires to provide an incentive to the Executive to continue to devote his full attention and undistracted dedication to the performance of his duties in the potentially disturbing circumstances of a Change of Control of the Company.

         B. Severance Benefits and Limitations on Payment. If the Executive's employment with the Company is terminated by the Company other than for Cause or by the Executive for Good Reason within the period beginning ninety (90) days before and ending one hundred and eighty (180) days after a Change of Control, (i) any stock options awarded the Executive which remain outstanding and not vested as of the Date of Termination shall be deemed vested and exercisable; provided that acceleration in vesting does not adversely impact the availability of pooling of interests accounting treatment, as such determination is made by the Board in its reasonable discretion, and (ii) the Executive will receive severance pay equal to his annual base salary for six (6) months. However, should the Executive's employment be terminated due to a Change in Control within one year of the effective date of this agreement, the severance pay will equal nine (9) months of his annual base salary.

         C. Definitions. For purposes of this Amendment, the following definitions shall apply:

                  1. Change of Control. A "Change of Control" shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a Change of Control is reported by the Company in response to either Item 6(e) of
                  Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly


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                  or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; or (iii) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

                  2. Date of Termination. "Date of Termination" means the date on which a notice of termination is given either by the Company or by the Executive.

                  3. Good Reason. "Good Reason" means the Executive's termination of employment for any of the following events, unless such event occurs with the Executive's express prior written consent:

                           (a) The assignment to the Executive of any duties materially inconsistent with, or a diminution of, his position, duties, titles, offices, responsibilities and status with the Company as in effect immediately prior to the Change of Control of the Company, except in connection with the termination of the Executive's employment for disability, retirement, or Cause or as a result of the Executive's death or termination of employment other than for Good Reason;

                           (b) A reduction in the Executive's base salary as in effect on the date of this Amendment or as the same may be increased from time to time;

                           (c) A change in the location of the Executive's principal place of employment by more than seventy-five (75) miles from the location where he was principally employed immediately prior to the Change of Control;

                           (d) Any material breach by the Company of any provision of this Amendment or the Agreement; or

                           (e) Any failure by the Company to obtain the assumption of the Agreement by any successor or assign of the Company.

                  4. Cause. "Cause" means termination of the Executive's employment under any one or more of the following events:

                           (a) Executive's knowing and willful misconduct with respect to the business and affairs of the Company;

                           (b) Any material violation by Executive of any policy of the Company relating to ethical conduct or practices or fiduciary duties of a similarly situated executive;

                           (c) Knowing and willful material breach of any provision of this Agreement which is not remedied within thirty (30) days after Executive's receipt of notice thereof;


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                           (d)      Executive's commission of a felony or any
                                    illegal act involving moral turpitude or fraud or Executive's dishonesty which may reasonably be expected to have a material adverse effect on the Company; and/or

                           (e) Failure to comply with reasonable directives of the Board which are consistent with the Executive's duties, if not remedied within thirty (30) days after the Executive's receipt of notice thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 1st day of May, 1999.

HARBINGER CORPORATION:                      EMPLOYEE:


James M. Travers                            Daniel L. Manack
-----------------------------------         -----------------------------------
Name                                        Name


President & Chief Operating Officer         /s/ Daniel L. Manack
-----------------------------------         -----------------------------------
Title                                       Signature


/s/ James M. Travers
-----------------------------------
Signature